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                                             #2687

GRACE NEWS                                   CORPORATE COMMUNICATIONS DIVISION

                                             W. R. Grace & Co.
                                             One Town Center Road
                                             Boca Raton, FL 33486-1010





         CONTACT: Brian McGowan     561/362-1918 or
                  Mary Lou Kromer   561/362-2600 or
                                    800/GRACE99


                         GRACE CEO TO UNDERGO SURGERY

         BOCA RATON, Fla., October 13, 1997--W. R. Grace & Co. (NYSE: GRA) today announced that Albert J. Costello, its Chairman, President and Chief Executive Officer, suffered a heart attack on Saturday, October 11. Mr. Costello, who is 62 years old, is expected to fully recover following by-pass surgery.

         Larry Ellberger, Grace's Senior Vice President and Chief Financial Officer, will act as Chief Executive Officer pending Mr. Costello's recovery.

         Grace is a leading global supplier of flexible packaging and specialty chemicals with annual sales of approximately $3.5 billion. The company operates in more than 100 countries.


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